Barnes Group Inc.
Corporate Office
Bristol, CT 06010
Tel: (860) 583-7070

Brian D. Koppy
Investor Relations
(860) 973-2126

Stephen J. McKelvey
Corporate Communications
(860) 973-2132

BARNES GROUP INC. ANNOUNCES RECORD
THIRD QUARTER FINANCIAL RESULTS

-	11th consecutive quarter of double-digit sales growth
-	Third quarter net income $0.70 per diluted share; $0.55 per diluted share from current period operations, a 38 percent increase over the prior-year quarter
-	Full-year 2005 estimated adjusted net income per diluted share raised to $2.15 - $2.20

Bristol, Connecticut, October 24, 2005---Barnes Group Inc. (NYSE:B) today announced financial results for the quarter ended September 30, 2005. Net sales for the third quarter 2005 were $271.5 million, up 11 percent from $243.9 million in the third quarter 2004. Net income increased 81 percent to $17.4 million, or $0.70 per diluted share, in the third quarter of 2005 from $9.6 million, or $0.40 per diluted share, in the third quarter of 2004. Net income from operations, excluding retroactive tax benefits and a positive out-of-period adjustment related to accounts payable, would have been $13.7 million, or $0.55 per diluted share1, a 42 percent increase from $9.6 million, or $0.40 per diluted share, in the comparable year-ago quarter.

Included in Barnes Group’s third quarter results were retroactive tax benefits of multi-year Pioneer Status granted by the Singapore Ministry of Trade and Industry, for the production of aircraft engine components for original equipment manufacturers (OEMs) and the spare parts market. The tax benefits include approximately $1.1 million, or $0.04 per diluted share for the first half of 2005, and approximately $1.5 million, or $0.06 per diluted share, for the periods prior to January 1, 2005, for a total retroactive tax benefit of approximately $2.6 million or $0.10 per diluted share. A second item is an out-of-period $1.8 million favorable pre-tax adjustment related to accounts payable. The related after-tax impact is approximately $1.1 million, or $0.05 per diluted share.1

Operating income grew 47 percent to $22.6 million for the third quarter 2005 from $15.4 million in the third quarter of the prior year. Operating income, excluding the positive adjustment related to accounts payable, was $20.8 million1, a 36 percent increase, from $15.4 million in the third quarter 2004.

(1) Please reference the Non-GAAP Financial Measure Reconciliation at the end of this press release.

Barnes Group Inc. / 2

“This marks the 11th consecutive quarter in which Barnes Group has posted double-digit sales growth over the comparable prior year quarter,” said Edmund M. Carpenter, President and Chief Executive Officer, Barnes Group Inc. “We had a strong third quarter with solid growth in all three business segments, as the organization continues to focus on reducing operational costs and improving after-tax operating results.”

“Considering the strong first three quarters and current market conditions, we are increasing our full-year 2005 estimate of diluted earnings per share to $2.15 - $2.20. This excludes the benefits from the gain on the sale of NASCO in the second quarter, retroactive Pioneer Status tax benefits and the positive adjustment related to accounts payable,” Carpenter continued.

Sales at Barnes Distribution were a record $114.0 million for the quarter ended September 30, 2005, up 7 percent, or $7.0 million, from $107.0 million in the quarter ended September 30, 2004, including $2.1 million from the Toolcom acquisition, which was announced in August 2005. Sales from Corporate Accounts and Tier II were up 10 percent and 39 percent, respectively, for the third quarter of 2005, compared to the third quarter of 2004.

Barnes Distribution reported operating profit of $8.6 million. Excluding the accounts payable adjustment, operating profit would have been $6.8 million1, up 17% in the third quarter, compared with $5.8 million in the year-ago quarter. The increase in operating profit was primarily driven by higher sales volume and the beneficial effects of the distribution network’s increased operational effectiveness.

“Barnes Distribution continues to realize benefits from its strategic sales focus and distribution network investments,” said A. Keith Drewett, President, Barnes Distribution. “As the operational improvements and global sourcing capabilities accelerate, we expect to improve profitability and expand the range of products and services we offer our customers.”

Sales at Associated Spring were $100.2 million for the third quarter of 2005, up 14 percent from $88.3 million in the third quarter of 2004. Specialty operations including Nitrogen Gas Products and Seeger-Orbis Retaining Rings continued strong sales growth. Barnes Precision Valve contributed an incremental $6.1 million to Associated Spring’s sales in the third quarter of 2005.

Associated Spring’s operating profit increased 55 percent to $6.6 million in the quarter ended September 30, 2005, compared with $4.3 million in the comparable quarter last year. Driving this improvement was the increase in profit contribution from specialty operations, partially offset by higher than anticipated domestic operating costs.

“In the third quarter, Associated Spring’s specialty operations continued to generate strong top and bottom line growth,” said Gregory F. Milzcik, President, Associated Spring. “We continue to be focused on profitable sales, and improvements to the operational effectiveness of our domestic legacy spring business.”

Sales at Barnes Aerospace were a record $59.3 million for the quarter ended September 30, 2005, up 15 percent from $51.7 million in the quarter ended September 30, 2004. Sales were up in the OEM and aftermarket segments 9 percent and 36 percent, respectively, in the third quarter 2005, compared to the third quarter 2004. Orders were down slightly to $69.8 million in the third quarter from $73.1

(1) Please reference the Non-GAAP Financial Measure Reconciliation at the end of this press release.

Barnes Group Inc. / 3

million in the prior-year quarter. Backlog increased 46 percent to $255.7 million at September 30, 2005, compared to $174.9 million in the year-ago quarter.

Operating profit at Barnes Aerospace grew 36 percent to $7.4 million in the third quarter, from $5.5 million in the third quarter of 2004. The increase in operating profit was driven by higher sales volume and an increased percentage of higher margin aftermarket activity.

“Barnes Aerospace continued its strong results with record sales, operating profit and backlog in the third quarter of 2005,” said Patrick Dempsey, President, Barnes Aerospace. “This was a balanced quarter with growth in both the OEM and aftermarket businesses. Focusing on leveraging our products and technologies, Barnes Aerospace continues to provide positive financial results.”

William C. Denninger, Barnes Group Inc.’s Chief Financial Officer, commented, “We continued to strengthen our balance sheet during the third quarter 2005 with a successful $100 million, 3.75 percent convertible senior subordinated debt offering. And, our debt to capitalization ratio at quarter-end of 42 percent was at the low end of our targeted range, even after using $36.0 million in cash for the Toolcom and Service Plus Distributions (SPD) acquisitions and for aerospace aftermarket RSP payments during the quarter.”

For the nine months ended September 30, 2005, Barnes Group net sales were $825.8 million, up 11 percent from $743.1 million in the comparable period in 2004. Net income increased 60 percent to $48.9 million, or $2.02 per diluted share, for the nine months ended September 30, 2005, from $30.5 million, or $1.28 per diluted share, in the year-ago period. Net income, excluding the gain on the sale of NASCO, retroactive tax benefits and the positive out-of-period adjustment related to accounts payable, was $42.2 million, or $1.74 per diluted share1, a 38 percent increase from $30.5 million, or $1.28 per diluted share in the comparable year-ago period.

Barnes Group will conduct a conference call with investors to discuss third quarter results at 9:30 a.m. EDT today. A web cast of the live call, supporting materials and an archived replay will be available on the Barnes Group investor relations link at www.barnesgroupinc.com.

Barnes Group Inc. (www.barnesgroupinc.com) is a diversified international manufacturer of precision metal components and assemblies and a distributor of industrial supplies, serving a wide range of markets and customers. Founded in 1857 and headquartered in Bristol, Connecticut, Barnes Group consists of three businesses with 2004 sales of $994.7 million: Barnes Distribution, an international, full-service distributor of maintenance, repair, operating, and production supplies; Associated Spring, one of the world's largest manufacturers of precision mechanical and nitrogen gas springs and a global supplier of retaining rings, reed valves, shock discs, and injection-molded plastic components; and Barnes Aerospace, a manufacturer and repairer of highly engineered assemblies and components for commercial and military aircraft engines, airframes, and land-based industrial gas turbines. Over 5,900 dedicated employees at more than 60 locations worldwide contribute to Barnes Group Inc.’s success.

This release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those expressed in the forward-looking statements. The risks and uncertainties, which are described in our periodic filings with the

(1) Please reference the Non-GAAP Financial Measure Reconciliation at the end of this press release.

Barnes Group Inc. / 4

Securities and Exchange Commission, include, among others, uncertainties arising from the behavior of financial markets; future financial performance of the industries or customers that we serve; changes in market demand for our products and services; integration of acquired businesses; changes in raw material prices and availability; uninsured claims; and numerous other matters of global, regional or national scale, including those of a political, economic, business, competitive, regulatory and public health nature. We assume no obligation to update our forward-looking statements.

# # #

Barnes Group Inc. / 5

BARNES GROUP INC.
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)
Unaudited

	Three months ended September 30,			Nine months ended September 30,
	2005	2004	% Change	2005	2004	% Change
	As restated, note 1			As restated, note 1
Net sales	$271,518	$243,928	11.3	$825,768	$743,107	11.1

Cost of sales (see note 2)	172,070	159,379	8.0	526,572	485,718	8.4
Selling and administrative expenses	76,824	69,187	11.0	231,618	208,504	11.1
	248,894	228,566	8.9	758,190	694,222	9.2

Operating income	22,624	15,362	47.3	67,578	48,885	38.2
Operating margin	8.3%	6.3%		8.2%	6.6%

Other income (see note 3)	532	313	69.9	10,064	1,719	NM
Interest expense	4,387	3,757	16.8	12,892	11,263	14.5
Other expenses	174	363	(52.0)	716	621	15.3

Income before income taxes	18,595	11,555	60.9	64,034	38,720	65.4

Income taxes (see note 4)	1,241	1,965	(36.9)	15,165	8,216	84.6

Net income	$17,354	$9,590	81.0	$48,869	$30,504	60.2

Per common share:
Net income - basic	$0.73	$0.41	78.0	$2.08	$1.32	57.6
Net income - diluted	0.70	0.40	75.0	2.02	1.28	57.8
Dividends	0.22	0.20	10.0	0.62	0.60	3.3

Average common shares
outstanding - basic	23,697,410	23,139,339	2.4	23,497,229	23,080,477	1.8
- diluted	24,660,478	23,779,636	3.7	24,248,899	23,842,586	1.7

NM - Not meaningful
Notes:
1) Restated to reflect the retroactive adjustment of changing the method of valuing certain U.S. inventories from LIFO to FIFO.
2) Third quarter 2005 cost of sales includes a $1,814 ($1,141 after tax, or $0.05 diluted EPS) positive adjustment related to accounts payable. Refer to page 8, Note 1).
3) Year to date 2005 other income includes the $8,892 gain ($4,030 after tax, or $0.17 diluted EPS) on the sale of the NASCO investment in April.
4) Third quarter 2005 taxes include a $2,553 benefit ($0.10 diluted EPS) of which $1,473 ($0.06 diluted EPS) relates to prior years, related to being granted Pioneer tax status in Singapore.

Barnes Group Inc. / 6

BARNES GROUP INC.
OPERATIONS BY REPORTABLE BUSINESS SEGMENT
(Dollars in thousands)
Unaudited

	Three Months Ended September 30,			Nine Months Ended September 30,
	2005	2004	% Change	2005	2004	% Change
	As restated, note1			As restated, note1
Net sales

Barnes Distribution	$113,959	$106,960	6.5	$340,906	$320,597	6.3

Associated Spring	100,249	88,265	13.6	321,283	276,426	16.2

Barnes Aerospace	59,301	51,724	14.6	171,237	154,480	10.8

Intersegment sales	(1,991)	(3,021)	34.1	(7,658)	(8,396)	8.8

Total net sales	$271,518	$243,928	11.3	$825,768	$743,107	11.1

Operating profits

Barnes Distribution (note 2)	$8,588	$5,798	48.1	$21,081	$14,739	43.0

Associated Spring	6,634	4,274	55.2	26,631	19,965	33.4

Barnes Aerospace	7,449	5,464	36.3	20,073	15,067	33.2

Total operating profit	22,671	15,536	45.9	67,785	49,771	36.2

Interest income	469	264	77.7	903	816	10.7

Interest expense	(4,387)	(3,757)	16.8	(12,892)	(11,263)	14.5

Other income (expense) (note 3)	(158)	(488)	67.6	8,238	(604)	NM

Income before income taxes	$18,595	$11,555	60.9	$64,034	$38,720	65.4

NM - Not meaningful
Notes:
1) Restated to reflect the retroactive adjustment of changing the method of valuing certain U.S. inventories from LIFO to FIFO.
2) Third Quarter 2005 includes a $1,814 positive adjustment related to accounts payable. Refer to page 8, Note (1).
3) Year to date 2005 other income includes the $8,892 gain on the sale of NASCO investment in April.

Barnes Group Inc. / 7

BARNES GROUP INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)
Unaudited

	September 30,	September 30,
Assets	2005	2004
Current assets		As restated, note 1
Cash and cash equivalents	$31,489	$33,696
Accounts receivable	163,281	146,880
Inventories	158,465	135,565
Deferred income taxes and prepaid expenses	35,662	35,794

Total current assets	388,897	351,935

Deferred income taxes	14,670	16,162
Property, plant and equipment	157,276	159,714
Goodwill	234,084	225,497
Other intangible assets, net	165,894	103,830
Other assets	48,075	59,310

Total assets	$1,008,896	$916,448

Liabilities and Stockholders' Equity
Current liabilities
Notes payable	$-	$3,500
Accounts payable	141,746	114,383
Accrued liabilities	80,316	75,185
Long-term debt - current	21,614	7,626

Total current liabilities	243,676	200,694

Long-term debt	266,382	270,361
Accrued retirement benefits	84,589	78,657
Other liabilities	18,387	15,212

Stockholders' equity	395,862	351,524

Total liabilities and stockholders' equity	$1,008,896	$916,448

Footnote:
1) Restated to reflect the retroactive adjustment of changing the method of valuing certain U.S. inventories from LIFO to FIFO.

Barnes Group Inc. / 8

BARNES GROUP INC.
NON-GAAP FINANCIAL MEASURE RECONCILIATION
(Dollars in thousands, except per share data)
Unaudited

Following is a reconciliation of results excluding certain adjustments to the Company's reported results:

	Three months ended September 30,			Nine months ended September 30,
	2005	2004	% Change	2005	2004	% Change
	As Restated			As Restated
Segment results:
Barnes Distribution
Operating profit, as reported	$8,588	$5,798	48.1	$21,081	$14,739	43.0
Accounts payable adjustment (see note 1)	(1,814)	-	NM	(1,814)	-	NM
Operating profit, excluding adjustment	$6,774	$5,798	16.8	$19,267	$14,739	30.7

Consolidated Results
Barnes Group Inc.
Cost of sales, as reported	$172,070	$159,379	8.0	$526,572	$485,718	8.4
Accounts payable adjustment (see note 1)	1,814	-	NM	1,814	-	NM
Cost of sales, excluding adjustment	$173,884	$159,379	9.1	$528,386	$485,718	8.8

Operating income, as reported	$22,624	$15,362	47.3	$67,578	$48,885	38.2
Accounts payable adjustment (see note 1)	(1,814)	-	NM	(1,814)	-	NM
Operating income, excluding adjustment	$20,810	$15,362	35.5	$65,764	$48,885	34.5

Income taxes, as reported	$1,241	$1,965	(36.9)	$15,165	$8,216	84.6
Accounts payable adjustment (see note 1)	(673)	-	NM	(673)	-	NM
Singapore tax benefit (see note 2)	2,553	-	NM	1,473	-	NM
Gain on sale of NASCO (see note 3)	-	-	NM	(4,862)	-	NM
Income taxes, excluding adjustments	$3,121	$1,965	58.8	$11,103	$8,216	35.1

Net income, as reported	$17,354	$9,590	81.0	$48,869	$30,504	60.2
Accounts payable adjustment (see note 1)	(1,141)	-	NM	(1,141)	-	NM
Singapore tax benefit (see note 2)	(2,553)	-	NM	(1,473)	-	NM
Gain on sale of NASCO (see note 3)	-	-	NM	(4,030)	-	NM
Net income, excluding adjustments	$13,660	$9,590	42.4	$42,225	$30,504	38.4

Net income per common share - diluted, as reported	$0.70	$0.40	75.0	$2.02	$1.28	57.8
Accounts payable adjustment (see note 1)	(0.05)	-	NM	(0.05)	-	NM
Singapore tax benefit (see note 2)	(0.10)	-	NM	(0.06)	-	NM
Gain on sale of NASCO (see note 3)	-	-	NM	(0.17)	-	NM
Net income per common share - diluted, excluding adjustments	$0.55	$0.40	37.5	$1.74	$1.28	35.9

NM - not meaningful

Notes: The Company has presented certain financial measurements, excluding certain retroactive tax benefits, a positive adjustment related to accounts payable and the gain on the sale of NASCO as follows:

1) As part of management's on-going internal control assessment, during the third quarter of 2005, the Company identified and recorded an adjustment to accounts payable and cost of sales at Barnes Distribution. The Company determined that cost of sales was overstated in prior periods due to inaccuracies in recording inventory receipts from 2000 through 2005. This overstatement was corrected in the third quarter of 2005 as a reduction to cost of sales of $1,814. The after-tax effect of this adjustment was $1,141. Management concluded that such corrections were immaterial, both quantitatively and qualitatively, to the 2005 financial statements and to the previously reported results of the prior years to which they relate.

2) During the third quarter of 2005, the Company was granted Pioneer tax status in Singapore and recorded retroactive tax benefits of $2,553 of which $1,473 related to periods prior to January 1, 2005 and $1,080 related to the first half of 2005.

3) During the second quarter of 2005, the Company sold its 45 percent interest in NHK-Associated Spring Suspension Components Inc. ("NASCO"), resulting in a pre-tax gain of $8,892 and an after-tax gain of $4,030.

These adjustments represent out-of-period or discrete items and management believes that providing results excluding these items is useful to investors. Management does not intend results excluding the adjustments to represent results as defined by GAAP, and the reader should not consider it as an alternative measurement calculated in accordance with GAAP, or as an indicator of the Company's operating performance. Accordingly, the measurements have limitations depending on their use.